EXHIBIT 10.8

Shenzhen House Lease Contract

Prepared by Shenzhen Housing Rental Management Office

Housing Lease Registration Notice

1. The material to be submitted for the registration of the housing lease:

(I) Real estate rights certificate or other valid documents proving its property rights (right to use) (providing the original and keeping a copy)

(II) The identity certificate of the lessor or lessee or legal qualification certificate, including:

1. Individual

Mainland residents: ID card or other valid identification.

Hong Kong, Macao and Taiwan residents: Mainland Travel Permit for Hong Kong and Macao Residents, Mainland travel permit for Taiwan residents

Foreigners: Passport (with residence permit or entry visa).

The above documents must be provided with the original and keep the photocopy.

2. Unit

Business license (social credit code), military documents, and legal opening certificate of overseas enterprises (providing the original and keeping a copy). The legal opening certificate of overseas enterprises shall be accompanied by a Chinese translation, which should be notarized or certified by the embassy or consulate if it has not been certified by the relevant functional departments in China.

Original certificate of the legal representative.

(3) If the shared house is rented, all the co-owners shall be required to agree to the proof of the lease.

(IV) Authorization

1. Individual’s property right: a valid identity document (checking the original and retaining a copy) and an original power of attorney shall be issued by a principal and an entrusted agent. The principal shall specify the matters entrusted and the place of signature in the power of attorney. If the original identity certificate of the principal cannot be obtained, a copy of the identity card signed by the principal shall be presented. The power of attorney signed by the party involved abroad shall be notarized and certified as required.

2. Unit’s property rights: The agent who is not a representative or the person in charge shall also issue an original power of attorney of the legal representative or the person in charge. The principal shall present the entrusted matters and the place of signature in the power of attorney. The power of attorney signed by the party involved abroad shall be notarized and certified as required.

(V) House lease contract.

House Lease Contract

Lessor (Party A): Shenzhen Science & Industrial Park Group Co., Ltd.

Type of ID: ☐Residential ID ☐Passport √Uniform Social Credit Code ☐Other

ID number: 914403001921796142

House Information Code Card: ________________________________________

Address: 12/F, Building 1, Financial Base, No. 8 Kefa Road, Nanshan District, Shenzhen

Tel:

Entrusted agent: Jianpeng Xie _________________________________________

Type of ID: ☐Residential ID ☐Passport □Uniform Social Credit Code ☐Other

ID number: _________________________________________________________

Address: ___________________________________________________________

Tel: ______________________________________________________________

Lessee (Party B): Shenzhen CDT Environmental Technology Co., Ltd.

Type of ID: ☐Residential ID ☐Passport √Uniform Social Credit Code ☐Other

ID number: 914403000527833426

Address: 4C, Building 1, Financial Service Technology Innovation Base, No. 8 Kefa Road, Nanshan District, Shenzhen

Tel: 13905000798

Legal representative: Yunwu Li

Type of ID: ☐Residential ID ☐Passport □Uniform Social Credit Code ☐Other

ID number: __________________________________________________________

Address: ____________________________________________________________

Tel: ________________________________________________________________

In accordance with the “Contract Law of People’s Republic of China”, “Administrative Measures on Commercial Housing Lease” and “Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening the Safety Responsibility of House Leasing”, this contract is concluded by consensus between Party A and Party B.

Article 1 Basic Information of the Property

1.1 Party A shall lease the property (hereinafter referred to as the leased house) of Unit 4C of Financial Service Technology Innovation Base No. 8 Kefa Road, Nanshan District, Shenzhen to Party B for use.

The leased house has a total area of 319.56 square meters (Usable area: / square meters, common area: / square meters). Use of leased houses: factory buildings. House Information Code: / .

1.2 Ownership of the Property:

Property owner or legal user is Shenzhen Science & Industrial Park Group Co., Ltd. Party A holds (√Real estate rights certificate or other valid documents proving its property rights/□Property Sales Agreement/□Property Rental Agreement/□Other). Name and number of real estate rights certificate or other valid documents proving its property rights (right to use): SFDZi No.4000602411. This property (√is/□is not) under mortgage.

1.3 Interior decoration of the property / ___________________

1.4 Accessary infrastructure:

☐ No accessory infrastructure installed, is an empty property.

☐ Accessory infrastructure installed, details please refer to Appendix III.

Article 2 Leasing Terms

2.1 The term of Party B renting a leased house shall be from October 1, 2022 to September 30, 2023, collectively 1 years / months. (The term stipulated in the preceding paragraph shall not exceed the approved land use period. The term of a single leasing agreement shall not be less than 1 year.)

2.2 Rent free period:

☐Party B is entitled to a rent-free period (included in the lease term) of / / year / month / day, and the specific time is from / year / month / day to / year / month / day. During this period, Party B does not need to pay the rent to Party A, but must bear all costs for water, electricity, gas, and property management fees other than the rent. When the rent-free period expires, regardless of whether Party B uses the leased house or not, it shall pay the rent in accordance with the contract.

√Party B does not enjoy the benefits of a rent free period. The accounting of the rental fee, management fee and other fees starts at the delivery of the property from Party A.

Article 3 Rental Fee

3.1 The unit rent of the leased house is calculated based on the rented area of the house, and the total monthly rent is RMB 34,512.48 (in words: RMB Thirty-four thousand five hundred twelve, and forty-eight cents).

3.2 Time of payment: monthly payment, Party B shall pay the rental fee to Party A Before the 10th of each month. Party A shall issue a receipt of payment to Party B when collecting the rent.

3.3 Payment method: Party B shall make the payment of the agreed rental fee via □cash/ √wire/☐other / to Party A

When making the payment via wire, Party B shall wire the money to the designated bank account of Party A below:

Name of Beneficiary: Shenzhen Science & Industrial Park Group Co., Ltd.

Bank: China Citic Bank Shenzhen Fuqiang Branch

Account Number: 8110 3010 1320 0226 468

3.4 During the term of lease, Party A shall not increase the rental fee without the other party’s consent.

3.5 The two parties agree that the rent will be □increased/□decreased / % based on the previous year’s rent standard every year starting from the first year of the lease, as follows:

(1) From / year / month / day to / year / month / day, the rent standard is RMB/yuan/month (in words: / yuan).

(2) From / year / month / day to / year / month / day, the rent standard is RMB / yuan /

Month (in words: / yuan).

(3) From / year / month / day to / year / month / day, the rent standard is RMB / yuan / month (in words: / yuan).

Article 4 Deposit

4.1 Within 5 days upon signing this agreement, Party B shall pay Party A a deposit in the amount of RMB 69025 , in words: RMB Sixty nine thousand and twenty five, equivalent to the rental fee for 2 months (no longer than 2 months). Party A shall issue a receipt of payment to Party B when collecting the deposit.

4.2 The deposit paid by Party B is not the rent or other expenses prepaid by Party B. It is only a guarantee for Party B to fulfill the obligations stipulated in this contract. Party A shall not detain Party B’s deposit without reason and refuse to return it. Within 5 days after the expiration of the lease term or the termination of the contract, and when the following conditions are met at the same time, Party A shall, after deducting the rent, expenses and liquidated damages that Party B shall bear, return the remaining part of the lease deposit to Party B without interest (if there is a rent balance, it will be returned):

(1) Party B has not caused damage to the leased house or repaired the damaged house;

(2) Party B shall return the leased house (including ancillary facilities) to Party A in the manner agreed in this contract;

(3) If Party B uses the address of the leased house for industrial and commercial registration, it has moved the industrial and commercial registration address and has completed other procedures required by law and the government.

Article 5 Other Fees

5.1 During the lease period, Party A shall be responsible for paying the use fee of the land used for the leased house and the tax arising from the house lease.

5.2 Party B shall pay the water and electricity fee, sanitation fee, house (building) property management fee for the leased house, / fees and other expenses incurred due to the use of leased house.

5.3 Party B shall pay the fees in time as required after receiving the notice of payment or the evidence of fees provided by Party A, otherwise the resulting late fees, liquidated damages and related legal consequences shall be borne by Party B.

Article 6 Delivery and acceptance of property

6. 1 Party A shall deliver the leased house to Party B before October 1, 2022, and ensure that the house and its auxiliary facilities are safe and qualified (including air quality).

6.2 Party B shall inspect the existing equipment and facilities of the leased house when Party A delivers the leased house, and both parties shall sign the “Confirmation of House Delivery” (see Annex III) to complete the delivery.

6. 3 Special confirmation by both parties: If Party B has not signed the “Confirmation of House Delivery” but Party B has entered the site for decoration, it shall be deemed that the delivery of the leased house has been completed.

The use of the leased house herein shall be consistent with that in the real estate rights certificate, and the use may be arbitrarily changed without the approval of the relevant department.

Article 7 Decoration

7.1 √On the premise of not affecting the structure of the house, Party A agrees to Party B to decorate the leased house; if it needs to be reported to the relevant department for approval according to regulations, ☐Party A/√Party A shall also entrust Party B to report to the relevant department for approval. get on. After the expiration of the lease term or the termination of the contract, the decorations shall be ☐removed by Party B and restored to their original condition/ ☐discounted and owned by Party A/ √owned by Party A for free/ ☐Others

☐Party A does not agree with Party B to decorate the leased house.

7. 2 Decoration deposit: In accordance with the decoration under Article 7.1 of this contract, Party B shall pay a decoration deposit of RMB / yuan (in words: / yuan) to Party A or the unit designated by Party A within / working day before the start of construction. After the decoration is completed and passed the inspection and acceptance by the fire department, Party A or the unit designated by Party A shall return the decoration deposit to Party B without interest.

Article 8 Housing use and maintenance

8.1 During the lease period, Party B shall use the leased house and its ancillary facilities in a normal and reasonable manner, use water and electricity safely, and shall not change the lease purpose without Party A’s consent.

8.2 During the lease period, when Party B discovers damage or malfunction of the leased house and its auxiliary facilities, it shall promptly notify Party A to repair it. Party A shall perform repairs within 5 days after receiving Party B’s notice. If it is not possible to notify Party A or if Party A receives a notice that it will not repair after the expiry date, or if it must be repaired immediately due to an emergency, Party B has the right to perform repairs on its behalf, and Party A shall bear the cost. If the maintenance of the house affects the use of Party B, the rent shall be reduced or the lease term shall be extended accordingly.

If Party B deliberately or improperly used the leased house or ancillary facilities (including Party B’s decoration of the house and added facilities and equipment) damaged or malfunctioned, Party B shall be responsible for repairs, and Party A shall not be responsible for repairs.

During the lease term, if Party A or Party B fails to perform the maintenance, maintenance and other obligations stipulated in this contract in a timely manner, causing personal damage or property loss to the other party or a third party, the responsible party shall be liable for compensation.

Article 9

9.1 Sublet

√Party B is not allowed to sublet.

☐If the leased house is an industrial house, and the land supply contract or industrial development supervision agreement related to the leased house permits subletting, Party A agrees to Party B to sublet according to regulations or agreements, but Party B’s subletting period shall not exceed the remaining amount agreed in this contract The lease term, and shall be responsible for binding the sub-lessee to perform the lease obligations, and bear the responsibility for the sub-lessee’s breach of contract, and the sub-lessee shall not sublet again.

☐If the leased house is a house other than the industrial house, Party A agrees that Party B will sublet the leased house wholly or partly to others, but Party B’s subletting period shall not exceed the remaining lease period agreed in this contract, and shall be responsible for binding the sub-tenant to perform Lease obligation, bear responsibility for the breach of contract by the sub-lessee, and the sub-lessee shall not sublet again.

9.2 Renewal

If the lease term of this contract expires and Party B needs to continue renting the leased house, it shall submit a written lease renewal application to Party A 30 days before the expiration of the lease term. If the two parties reach an agreement on the renewal of the lease, they shall re-enter the lease contract or sign the lease term modification agreement. Under the same conditions, Party B has the priority to renew the lease.

9.3 Priority

When Party A sells the leased house during the lease period, it shall notify Party B in advance, and Party B has the first right of purchase under the same conditions of price and payment method. If Party A sells the whole house including the leased house or the whole house connected with other houses, Party B does not have the right of first refusal.

Article 10 Property Return

10. 1 Within one day from the expiration of the lease term or the termination of this contract, Party B shall promptly vacate and move out of the leased house, and return the house and auxiliary facilities to Party A. If Party B fails to empty or move out of the house within the agreed time, and cannot contact Party B, the parties agree to deal with the following methods:

√Party A has the right to treat all items left in the leased house as waste.

☐Party B provides an emergency contact person. If the emergency contact person of Party B has not emptied the house within days after receiving the notice, Party A has the right to treat all items left in the leased house as waste.

 ☐Party A entrusts a third-party custody company to keep the leftovers on its behalf, and Party B shall bear the cost of custody.

☐Party A disposes of the leftovers by □auction/□sale, and keeps the proceeds on behalf of Party B.

☐Other.

10.2 The items left after Party B returns the house shall be deemed as Party B’s waiver of ownership, and Party A has the right to treat them as waste. Party A has the right to request Party B to bear the expenses incurred by the disposal of waste left by Party B.

10. 3 When the house is returned, both parties shall submit the inspection on the use of the house and ancillary items, facilities and equipment, water and electricity, etc., and sign or seal the “Confirmation of Return of the House” (see Annex IV).

Article 11 Termination

11. 1 This contract can be terminated after mutual agreement by both parties.

11.2 If Party B has one of the following circumstances, Party A has the right to unilaterally terminate the contract and take back the leased house:

(1) Failure to pay or not pay rent or other expenses as agreed for 30 days;

(2) On the premise that the leased house meets the agreed delivery standards, Party B refuses to sign the “Confirmation of House Delivery” without justifiable reasons;

(3) Unauthorized demolishing and changing the main structure of the movable house;

(4) Change the purpose of the leased house without authorization;

(5) Sublet the leased house to a third party without authorization;

(6) Use rented houses to engage in illegal activities.

11.3 If Party A has one of the following circumstances, Party B has the right to unilaterally terminate the contract:

(1) Failure to deliver the leased house within 7 days according to the agreed time;

(2) Party A has no right to lease the house or the house delivered does not comply with the contract, which seriously affects the use of Party B or endangers the safety or health of Party B;

(3) Failure to undertake the agreed maintenance obligations or non-payment of various expenses that should be borne by Party A caused Party B to be unable to normally use

Use rental housing.

11.4 In any of the following circumstances, both parties have the right to terminate the contract:

(1) The leased house has been expropriated, expropriated and demolished due to social public interest or urban construction needs. [In this case, Party A shall provide reasonable compensation for the losses suffered by Party B due to the unfulfilled contract (including decoration losses)] ；

(2) Due to force majeure such as earthquakes, fires, etc., the leased house is damaged or lost or the house is identified as dangerous and cannot be used;

(3) At the time of signing the contract, Party A has informed Party B that the mortgage has been set before the lease of the house and may be sanctioned during the lease term, and is now sanctioned.

11. 5 In the case of the above-mentioned circumstances, this contract shall be terminated when Party A or Party B serves the other party with the “Notice of Cancellation” (see Appendix 5) in accordance with the 14th treaty of this contract.

Article 12 Liability for breach of contract

12. 1 Party A’s liability for breach of contract

(1) Party A has the circumstances stipulated in Article 11.3 of this contract. If Party B terminates the contract, Party A shall return the deposit and the balance of rent collected in advance within 5 days after the termination of the contract, and pay Party B liquidated damages in accordance with the contract monthly rent amount. If the liquidated damages paid are insufficient to cover the losses of Party B, Party A shall also be responsible for compensation.

(2) If Party A delivers the house to Party B overdue or there are circumstances stipulated in Article 11.3 Item 2 and Item 3 of this contract, and Party B does not terminate the contract, Party A shall pay twice the daily rent amount during the breach of contract. Party B shall pay liquidated damages (the maximum liquidated damages shall not exceed twice the monthly rent amount).

(3) During the lease period, if Party A unilaterally terminates the contract without the conditions stipulated in Article 11 of this contract, it shall notify Party B in writing at least 30 days in advance, refund the deposit and the balance of the rent collected in advance, and pay twice the contract monthly rent amount Pay liquidated damages to Party B. If the liquidated damages paid are insufficient to cover the losses of Party B, Party A shall also be liable for expensive compensation.

12.2 Party B’s liability for breach of contract

(1) Party B has the circumstances stipulated in Article 11.2 of this contract. If Party A terminates the contract, Party B shall pay Party A liquidated damages in accordance with the standard of the contract monthly rent amount. If the liquidated damages paid are insufficient to cover the losses of Party A, Party B shall also be responsible for compensation.

(2) If Party B pays rent, deposit or other expenses overdue, and fails to meet the contract termination conditions or meets the contract termination conditions but Party A does not terminate the contract, Party B shall pay Party A twice the daily rent amount for every day overdue Liquidated damages.

(3) During the lease period, if Party B unilaterally terminates the contract without the conditions stipulated in Article 11 of this contract, it shall notify Party A in writing at least 30 days in advance and pay Party A a liquidated damages at twice the contract monthly rent. If the liquidated damages paid are insufficient to cover the losses of Party A, Party B shall also be responsible for compensation.

(4) When the lease term expires or the contract is terminated, Party B shall move out and return the house in time. For those who move out or refuse to return after the deadline, for each day overdue, Party B shall pay Party A a penalty of twice the daily rent.

(5) If Party B renovates, decorates, or installs facilities and equipment that affect the structure of the leased house without the consent of Party A, it shall restore the leased house to its original condition and compensate Party A for the losses caused thereby. If the aforementioned actions of Party B cause personal damage or property loss to Party A or a third party, Party B shall bear all legal liabilities and compensate for the loss.

Article 13 Special Provisions

Party A and Party B responded to the Appendix 7 “Shenzhen Housing Leasing Safety Management Responsibility Letter” (hereinafter referred to as the “Responsibility Letter”) to fully and appropriately perform the safety management responsibilities and obligations stipulated in the “Your Job Letter”. If any party violates the provisions of the “Letter of Responsibility” and causes a safety liability accident during the lease of the house under this contract or causes personal damage or property loss to others, the responsible party shall bear all legal liabilities and economic losses.

Article 14 Notification and delivery

14.1 Both parties agree to send notifications via group mail, email, WeChat, and SMS. Both parties confirm that their effective delivery address is as follows:

Party A’s delivery address:

√Same as the address on top

☐Other addresses ☐E-mail ☐WeChat ☐Mobile

Party B’s delivery address:

√Same as the address on top

☐Other addresses ☐E-mail ☐WeChat ☐Mobile

If there is any change to the above address, the other party shall be notified in writing, otherwise the above address will still be regarded as a valid address. If a notice or document from one party to the other party is sent by mail, the date of receipt of the recipient’s reply shall be the date of service. If the document is returned by mail at the above address, the date of return shall be regarded as the date of service; by email or WeChat Or if it is sent by SMS, the sending date shall be deemed as the delivery date.

14.2 If it cannot be delivered through the above methods, before Party B withdraws the lease, the notice sent by Party A to the location of the leased house under this contract shall be deemed to be effectively delivered.

Article 15

15. 1 Disputes arising during the performance of this contract shall be resolved by both parties through negotiation; if the negotiation fails, the relevant administrative department, industry association or other third party may be requested to mediate, or:

☐Apply to Shenzhen International Arbitration Court for arbitration.

√File a lawsuit with the people’s court where the leased house is located.

15.2 The clauses related to dispute resolution of the contract exist independently, and the change, cancellation, termination, invalidity or cancellation of the contract will not affect its validity.

Article 16 Modification

No party shall unilaterally modify the content of this contract unless the two parties reach an agreement through consultation. Both parties can sign a supplementary agreement for the change of this contract, which has the same legal effect as this contract.

Article 17 Contract signing, registration and filing

17.1 This contract takes effect from the date of signing by both parties, in one copy, Party A holds one copy, Party B holds one copy, and the housing leasing management department holds one copy, with the same legal effect.

17.2 The annex to this contract is a valid part of the contract and has the same legal effect as this contract.

17.3 Within 10 days after the signing of this contract, both parties shall go to the housing leasing management department to go through the house leasing registration and filing procedures in time.

Party A (seal and signature): /s/ Shenzhen Science & Industrial Park Group Co., Ltd.

Legal representative:

Tel:

Bank account:

Entrusted agent (seal and signature)

Party B (seal and signature): /s/ Shenzhen CDT Environmental Technology Co., Ltd.

Legal representative:

Tel:

Bank account:

Entrusted agent (seal and signature):

(Attached page)

Special Note

1. Before signing the contract, both parties should read the contract carefully. The contents of the contract terms may be added, deleted, selected, supplemented, filled, and modified after negotiation. After the contract is signed, the unmodified content and the content filled by both parties (confirmed by signatures or seals of both parties) shall be deemed as the agreed contents of this contract. The selection, supplementation, filling, and modification of this contract shall give priority to the effectiveness of handwritten items.

2. Before signing the contract, the lessor shall present the real estate rights certificate or other valid certificate proving the real estate right and proof of the identity of the lessor or legal qualification to the lessee. If the house is entrusted by others, a power of attorney must be provided; if the house is rented out by co-owners, proof of consent of all co-owners and letter of authorization must be provided; the lessee shall present his/her identity certificate or legal qualification certificate to the lessor.

3. The signing and performance of the contract by both parties shall be carried out in accordance with the law and shall not violate the provisions of relevant legal procedures or engage in illegal acts.

4. Once this contract is signed, it shall be legally binding on both parties. Both parties shall perform their obligations in accordance with the agreement of the parties, and may not change or terminate the contract without authorization or agreement.

5. The contents of the contract filled out by the parties themselves shall be written with a brush, pen and signature pen using carbon ink or blue-black ink, and confirmed by signatures or seals.

6. There are blank spaces in the text of the contract (underlined), which can be agreed by the parties; some provisions can be selected by the parties (marked by □).

7. After signing this contract, both parties shall timely register or put on record with the competent department of house leasing authority.

8. The parties to the lease may, according to the actual needs, decide the original number of the contract and carefully check them when signing the contract to ensure that the contracts are consistent with each other. In any case, both parties shall hold at least one original contract.

9. If the content of this contract is significantly changed or released, both parties shall go through relevant procedures with the original registration authority in time.

10. Both parties may negotiate how to dispose of the retained items in the leased house after the lease expires or the contract is terminated, as stipulated in the attached page.

11. Article 6 herein “Use of Leased House” shall be filled out as follows: commercial, office, factory, warehouse, comprehensive, and others.

Shenzhen House Leasing Safety Management

Responsibility Letter

Prepared and printed by the Shenzhen Floating Population and Rental Housing General Management Office

In order to implement the “Decision of the Standing Committee of the Shenzhen Municipal People’s Congress on Strengthening the Safety Responsibility of House Leasing”, further specify the safety responsibility for house leasing, strengthen the safety management of leased house, and safeguard the safety of people’s lives and property, this responsibility statement is formulated in accordance with relevant laws and regulations.

I. The lessor and lessee of the production and operation houses (including various commodity markets and their stalls and counters), office buildings, residential property and other houses in the administrative area of this Municipality are the safety responsible persons.

II. The lessor renting the house shall have the certificate of house ownership or other documents as stipulated by the municipal government. If the house is rent by an entrusted person, the owner shall sign a written entrustment agreement with the entrusted person to stipulate their respective safety responsibilities. The house sub-tenant, other persons who have actual rental behaviors and the house lender should bear the safety responsibility of the lessor.

III. The lessor shall ensure that the buildings for leasing and their entrances, exits, fire-fighting, gas, electric power facilities, etc. shall comply with the relevant laws and regulations and the safety standards stipulated by the relevant administrative departments. Where it is required by laws and regulations to obtain relevant licenses or approval documents before leasing house, the lessor shall obtain such licenses.

IV. If the lessee uses the leased house for production and operation activities, the lessor shall require the lessee to show the relevant certificate of the fire protection formalities and the business license for industry and commerce or the business license before starting business.

V. The lessor shall check and make a written record of the safe use and use nature of the leased house at least once a quarter, and the lessee shall cooperate and sign the record. if the lessor is unable to check personally due to objective reasons, he/she shall entrust others to check.

VI. The lessor shall report to the Rental Housing General Management Office or other relevant administrative department when the lessor checks and discovers potential safety hazards in the leased house and the lessee’s changing the use nature of the house without permission.

VII. The lessee shall use the house safely and reasonably in accordance with the provisions of laws and regulations and the lease contract, and shall not change the structure and use nature of the house without permission. In case of discovering the potential safety hazard in the leased house, the lessee shall immediately notify the lessor and report it to the Rental Housing General Management Office or other relevant administrative departments.

VIII. The lessee shall not change the function of the leased house without permission, use the house to engage in business activities such as hotels, restaurants, entertainment, Internet cafes and workshops which must comply with relevant regulations;

It is forbidden to use the leased houses for criminal offenses such as gambling, drug trafficking, prostitution and whoring, making and selling pornography, forging document, printing illegal publications, manufacturing counterfeit and shoddy goods, harboring criminals, harboring and selling stolen goods;

It is forbidden to use the house for pyramid selling or pyramid selling in disguised forms, operating without a license, starting business without a license, illegal medical practice, recycling of renewable resources and other illegal activities.

It is forbidden to use the house for fraudulent activities such as unlicensed outplacement, matchmaking service, training, real estate intermediary agent, etc.

It is forbidden to use the leased house to produce, store and operate dangerous articles such as flammable, explosive, toxic and radioactive materials.

IX. The leasing parties shall assist and cooperate with the Rental Housing General Management Office to conduct safety inspection and management of the leased houses, and shall truthfully provide relevant materials and information.

X. If the lessor and the lessee fail to perform the safety responsibility according to law, resulting in any damage to a person or his/her property, the affected party may require the lessor or the lessee to bear the corresponding liability for compensation according to law.

Lessor: (seal and signature)	Lessee: (seal and signature)
Entrusted agent, manager: (seal and signature)	Tel:
Tel:

Supplementary Agreement for the House Lease Contract (I)

Lessor (Party A): Shenzhen Science & Industrial Park Group Co., Ltd.

Lessee (Party B): Shenzhen CDT Environmental Technology Co., Ltd.

I. Lease fee: Party B shall pay the full amount of the house rental fee for the month before the 10th of each month (including 10th day) and no any deduction shall be made. Party B may choose to pay by cash, cheque or bank transfer. If the transfer method is chosen, Party B shall inform Party A of the transfer bill. Party A shall issue an official invoice to Party B within 15 days after receiving the rental fee paid by Party B.

II. Settlement of back rent: If Party B fails to pay the full amount of the house rental fee for the month within the limit time, Party A shall have the right to charge Party B for overdue payment at the late payment multiplied by 3% of the total monthly rental fee. If it is overdue for a month, it shall be dealt with in accordance with Article 6 of this Supplemental Agreement.

III. Property management fees, utilities and other expenses: Party A has transferred the house to a professional property management company for management, and Party B agrees to sign a property management agreement and pay relevant fees as required.

IV. Compensation for damages: Party B will be fully responsible for any defect or damage to certain parts of the house due to the negligence of Party B, directly or indirectly causing property damage or damage to Party A or others, and making compensation by payment or otherwise. Party B shall compensate Party A for the losses incurred in relation to claims, requests or litigation or legal procedures adopted for settlement by any person against Party A due to the above-mentioned damage incident.

V. Safety and environmental management: Party B shall bear all responsibility for the production and fire safety in the leased house, and compensate for all losses. Party B shall ensure that the pollution caused by the production, research and development, operation and other environmental pollution is within the scope of the government’s policy. Otherwise, Party A has the right to request Party B to rectify. If the rectification fails to meet the standard, Party A shall have the right to unilaterally cancel the lease and lease deposit paid by Party B shall not be returned, and Party B shall be responsible for the losses caused thereby. Party A’s staff shall have the right to enter the office and living places rented by Party B for security inspection, and Party B shall cooperate.

VI. Settlement of breaching contract: In one of the following circumstances, Party B shall agree that Party A and the property company stop all service items (including water cuts, power cuts, etc.), and the losses caused thereby shall be borne by Party B:

(1) Party B is in arrears with the rental fee for one month, or Party B is in arrears with all the fees except the rental fees amounting to RMB three thousand;

(2) Without the written consent of Party A, Party B changes the structure or use of the premises as agreed herein

(3) Party B uses the house to engage in unlawful and illegal activities;

(4) Without the written consent of Party A, Party B sublet or sublease the leased house to others;

(5) Party B decorates or rebuilds the leased house without the written consent of Party A.

Party A shall have the right to request Party B to rectify according to any of the above circumstances. If Party B fails to rectify within the prescribed time limit, or owes the rental fee more than two months, Party A shall have the right to unilaterally terminate the lease and dispose of the items in the leased house and recover the house in accordance with legal means, and deduct the deposit from lease as Party B’s compensation for breach of contract. Party A may terminate the contract by express mail or notify Party B in a newspaper. The date of publication shall be deemed as service. If Party B has one of the above defaults, Party B shall no longer enjoy the priority of the lease when the contract expires, and Party A shall have the right to refuse to sign the contract with Party B who has no objection, and the losses caused thereby shall be borne by Party B.

VII. Party B shall not interfere with the normal business activities of Party A in the public spaces whose rights of operation and profit are owned by Party A, including the basement, facade, roof, lobby, elevator hall, inside elevator, signboard and advertising space of the building of the leased house and the ground outside.

VIII. Air-conditioning facilities and equipment: The indoor and outdoor air-conditioners in the leased area shall be handed over to Party B by Party A without charge. During the lease period, the air-conditioner indoor unit shall be maintained by Party B. When Party B withholds the lease, it shall ensure that the transferred facilities and equipment are in good condition. Otherwise, Party A shall have the right to deduct the corresponding amount of deposit from lease or claim damages from Party B.

IX: Execution and entry into force of the contract: This supplementary agreement is an attachment to the “House Lease Contract (No.: ), which shall come into force on the date of signing and have the same legal effect as the “House Lease Contract”. In case of any conflict with the relevant provisions of the House Lease Contract, this supplementary agreement shall prevail. Through consultation, both parties agree to abide by the supplementary agreement.

Party A: Shenzhen Science & Industrial Park Group Co., Ltd.	Party B: Shenzhen CDT Environmental Technology Co., Ltd.
Legal representative: xx	Legal representative: xx
Date: October 1, 2018	Date: October 1, 2018

Supplementary Agreement for the House Lease Contract (II)

Lessor (Party A): Shenzhen Science & Industrial Park Group Co., Ltd.

Lessee (Party B): Shenzhen CDT Environmental Technology Co., Ltd.

Party B rents the house of Party A, located in Unit 4C of Financial Service Technology Innovation Base No. 8 Kefa Road, Nanshan District, Shenzhen, with a total area of 319.56 Sq.m, and sign the “House Lease Contract” (Hereinafter referred to as “Lease Contract”).After negotiation, both parties reach the supplement agreement on “use of supporting facilities, service fee, and other related matters of the house, for binding both parties.

1. During the lease contract, Party B shall pay Party A the separate payment of the housing supporting facilities and service fee (hereinafter referred to as “support fee”) to Party A in addition to the rent of ¥60 per square meter every month (in words: RMB sixty ) to Party A according to the Lease Contract. The total monthly rental fee is the sum of the rent of the house and the support fee. The two are paid at the same time on a monthly basis, and Party A shall issue an invoice together.

2. The total monthly rental expenses during the lease period are as follows:

From October 01, 2018 to September 30, 2020, the rent and support fees for the house are as follows:

Lease period	Unit rental fee (RMB/m2 • month)	Total monthly rental fee (RMB)
From October 1, 2018 to September 30, 2020	125	39945

3. Party B has checked and confirmed the above-mentioned supporting facilities of the house, and does not hold any objection to Party A’s collection of housing support fees.

4. When Party B pays the first rent of the house according to Article 3 of the Lease Contract, it shall pay Party A the first-phase support fee at the same time, in total amounts of ¥39,945 (in words: RMB thirty nine thousand nine hundred and forty five).

5. When Party A collects the deposit from lease of the house according to Article 9 of the Lease Contract, it also collects the support fee deposit from the Party B for the support amount of two month, in the total amounts of ¥79,890 (in words: RMB seventy nine thousand eight hundred and ninety), and Party A shall issue a receipt (the paid deposit is subject to the receipt issued by Party A).The “return conditions” and “non-refundable conditions” of the support fee deposit are the same as that of the deposit from release (see Article 9 of the Lease Contract for details).

6. In the “Shenzhen House Lease Contract” signed by Party A and Party B and the “Supplementary Agreement” , the “house rental fee” and “support fee” are all including VAT (hereinafter referred to as “tax-included price”), at a tax rate of 5%.During the lease period, if the value-added tax rate of Party A changes due to national policy reasons, both parties agree to adjust the original tax-included price (tax rate of 5%) at the new tax rate from the date of change of the tax rate. The calculation formula is: New tax-included price = [original tax price / (1+5%)] * (1+new tax rate).

7. If Party B needs Party A to issue a special VAT invoice, it shall provide accurate billing information as required, which are shown in the attached table. In case of any loss due to the incorrect information mentioned above by Party B, the relevant responsibility shall be borne by Party B. If Party B is changed from a small-scale taxpayer to a general taxpayer, Party B shall promptly provide Party A with the special value-added tax invoice information. Party A shall issue a special VAT invoice for Party B from the next month after the receipt of the billing information.

8. Party b shall designate a special person to sign the VAT invoice issued by Party A for Party B and certify it with the tax authority within the valid period stipulated by the state as soon as possible. Party B shall bear the relevant responsibilities for failure to certify the invoice due to losing invoice or expiration for Party B’s reasons.

9. Lessee evaluation system

Both parties have agreed to improve the contents of “Priority Lease Right” in article 12 of the House Lease Contract, and the priority lease right shall be implemented according to the lessee evaluation system, that Party A shall evaluate the performance of contract by Party B every six months. In case of any of the classification conditions, Party B shall voluntarily accept the settlement method according to the corresponding evaluation application:

Customer classification	Condition	Evaluation application
A	Normal performance of the contract	Enjoy the priority rights under the same conditions when renewing rent
B	Arrears of rental fee (or management fees) There are potential safety hazards and Party B refuses to rectify	Not enjoy the priority rights under the same conditions when renewing rent
C

Arrears of rent (or management fees) for more than one month

The actual annual rent paid lower than the contract amount of the current year.

Many potential safety hazards and Party B refusing to rectify

Other violations of the terms of the contract

No longer renew a contract after the contract expires Does not qualify for re-leasing other properties of Party A
D	Many potential safety hazards Subletting the house without consent Constituting other serious defaults according to the terms of the contract	Release the contract as agreed in the contract Call to account when necessary Does not qualify for re-leasing other properties of Party A

10. Waive the priority purchasing right

Party B hereby expressly waives the priority purchasing right to the leased house during the lease term. Party A is not required to notify the Party B of selling the leased house and Party B shall not raise any objection or claim to Party A in any case due to the issue of the priority purchasing right of the leased house.

This supplementary agreement is an attachment to the “House Lease Contract (No.: ), which shall come into force on the date of signing and have the same legal effect as the “House Lease Contract”. In case of any conflict with the relevant provisions of the House Lease Contract, this supplementary agreement shall prevail.

Party A: Shenzhen Science & Industrial Park Group Co., Ltd.	Party B: Shenzhen CDT Environmental Technology Co., Ltd.
Legal representative: xx	Legal representative: xx
Date: October, 1, 2018	Date: October 1, 2018